UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): October 9, 2007

Asia Global Holdings Corp.
(Exact name of Registrant as specified in its charter)

NEVADA	333-64804	75-3026459
(State of incorporation	(Commission file number)	(I.R.S. employer identification
or organization)		number)

1601-1604 CRE Centre 889 Cheung Sha Wan Road Kowloon, Hong Kong (Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 213-243-1503

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Information.

On October 9, 2007, the Company, pursuant to an Employment Agreement with Mr. Michael Mak (See Form 8-K filed with the Commission on October 30, 2006), has issued Mr. Mak Five Hundred Thousand (500,000) Shares of Series A Convertible Preferred Stock (“Series A Shares”).

On October 9, 2007, the Company received a written notice from Mr. Mak indicating that he intends to convert One Hundred Thousand (100,000) Shares of his Series A Shares into Twenty Million (20,000,000) 144 Restricted Shares of Common Stock.

On October 9, 2007, the Company authorized the conversion of the specified number of shares for conversion and sent a request to the Company’s Transfer Agent, through the Company’s Corporate Counsel, to convert One Hundred Thousand (100,000) Shares of Mr. Mak’s Series A Preferred into Twenty Million (20,000,000) 144 Restricted Shares of Common Stock.

The conversion took place on October 10, 2007.

Item 9.01. Financial Statements and Exhibits

Exhibit No.   Description

99.1	Board of Director Resolution authorizing the issuance of Series A Shares to Mr. Mak dated September 6, 2007

99.2	Board of Director Resolution authorizing the conversion of Series A Shares into 144 Restricted dated October 9, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA GLOBAL HOLDINGS CORP.

Dated: October 10, 2007	By:	/s/ Michael Mak
Michael Mak, President